Exhibit 4.5

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of December 16, 2019, among GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (the “Issuer”), North Andrews Employment Park, LLC, a Maryland limited liability company, Soil Safe, Inc., a Delaware corporation, Soil Safe of California, Inc., a Delaware corporation, South Andrews Employment Park, LLC, a Maryland limited liability company (collectively, the “New Guarantors”), the existing Guarantors party hereto and Computershare Trust Company, N.A., a national banking association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

WITNESSETH

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of May 14, 2018 (as amended, supplemented or otherwise modified from time to time, including by the (i) First Supplemental Indenture, dated as of May 31, 2018, among the Issuer, the guarantors party thereto and the Trustee, (ii) Second Supplemental Indenture, dated as of December 13, 2018, among the Issuer, the guarantor party thereto and the Trustee and (iii) Third Supplemental Indenture, dated as of December 28, 2018, among the Issuer, the guarantors party thereto and the Trustee, the “Indenture”), relating to the 7.000% Senior Notes due 2026 (the “Notes”) of the Issuer;

WHEREAS, pursuant to Section 2.2 of the Indenture, Additional Notes may be issued from time to time under the Indenture, in each case upon an Issuer Order, and such Additional Notes and the Initial Notes will be treated as a single class for all purposes under the Indenture;

WHEREAS, the Company and the Guarantors have authorized the execution and delivery of this Fourth Supplemental Indenture for the purpose of issuing US$275,000,000 in aggregate principal amount of Additional Notes (the “New Notes”);

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Issuer to (i) cause a Material Restricted Subsidiary to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Officer’s Certificate and Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Trustee and the Guarantors are authorized to execute and deliver this Fourth Supplemental Indenture to add the New Guarantors as Guarantors under the Indenture and provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, in each case without notice to or consent of any Holder.

AGREEMENT

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      ISSUE OF NEW NOTES. As of the date hereof, the Company shall issue the New Notes pursuant to this Fourth Supplemental Indenture. The New Notes issued pursuant to this Fourth Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.2 and subject to Section 4.3 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture. The New Notes shall have the same terms and conditions in all respects as the Initial Notes, except that the issue date of the New Notes shall be December 16, 2019, the issue price shall be 101.143% of the aggregate principal amount thereof plus accrued and unpaid interest from December 1, 2019 and the first interest payment date shall be June 1, 2020. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof). The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Fourth Supplemental Indenture shall be US$275,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP C44285 AA9) pursuant to the Applicable Procedures. The Company shall deliver to the Trustee an Issuer Order to process such mandatory exchange, along with an Officer’s Certificate and Opinion of Counsel.

3.                                      AUTHENTICATION AND DELIVERY OF NEW NOTES. As of the date hereof, the Company will issue, and the Trustee, pursuant to an Issuer Order delivered in connection therewith, is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form of Exhibit A to the Indenture.

4.                                      AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and this Fourth Supplemental Indenture and subject to the provisions in the Indenture, as supplemented by this Fourth Supplemental Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture and this Fourth Supplemental Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

5.                                      EXECUTION AND DELIVERY. Each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of an endorsement of any notation of such Note Guarantee on any Note.

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6.                                      GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NEW NOTES, AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.                                      COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Fourth Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.                                      THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

10.                               BENEFITS ACKNOWLEDGED. Each New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture and this Fourth Supplemental Indenture. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Fourth Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

11.                               RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The Issuer and each Guarantor hereby consent to the terms of this Fourth Supplemental Indenture and the New Notes, including, without limitation, all additional Obligations resulting therefrom. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GFL ENVIRONMENTAL INC.

By:
/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President and Chief Executive Officer

ALPINE DISPOSAL, INC.
ALPINE HOLDINGS, INC.
BESTWAY RECYCLING, INC.
BLACK CREEK RENEWABLE ENERGY, LLC
ETC OF GEORGIA, LLC
FIVE PART DEVELOPMENT, LLC
GFL ENVIRONMENTAL REAL PROPERTY, INC.
GFL ENVIRONMENTAL SERVICES USA, INC.
GFL ENVIRONMENTAL USA INC.
GFL INFRASTRUCTURE GROUP INC.
HAW RIVER LANDCO, LLC
L&L DISPOSAL, LLC
LAKEWAY LANDCO, LLC
LAKEWAY SANITATION & RECYCLING C&D, LLC
LAKEWAY SANITATION & RECYCLING MSW, LLC
LAURENS COUNTY LANDFILL, LLC
MOUNTAIN STATES PACKAGING, LLC
NORTH ANDREWS EMPLOYMENT PARK, LLC
PONDEROSA LANDCO, LLC
RED ROCK DISPOSAL, LLC
SAFEGUARD LANDFILL MANAGEMENT, LLC
SAMPSON COUNTY DISPOSAL, LLC
SOIL SAFE OF CALIFORNIA, INC.
SOIL SAFE, INC.

[Signature Page to 2026 Notes Supplemental Indenture]

SOUTH ANDREWS EMPLOYMENT PARK, LLC
SOUTHEASTERN DISPOSAL, LLC
TRANS WASTE SERVICES, LLC
WAKE COUNTY DISPOSAL, LLC
WAKE RECLAMATION, LLC
WASTE INDUSTRIES ATLANTA, LLC
WASTE INDUSTRIES OF DELAWARE, LLC
WASTE INDUSTRIES OF MARYLAND, LLC
WASTE INDUSTRIES OF PENNSYLVANIA, LLC
WASTE INDUSTRIES OF TENNESSEE, LLC
WASTE INDUSTRIES RENEWABLE ENERGY, LLC
WASTE INDUSTRIES USA, LLC
WASTE INDUSTRIES, LLC
WASTE SERVICES OF DECATUR, LLC
WI BURNT POPLAR TRANSFER, LLC
WI HIGH POINT LANDFILL, LLC
WI SHILOH LANDFILL, LLC
WI TAYLOR COUNTY DISPOSAL, LLC
WILMINGTON LANDCO, LLC
WRANGLER BUYER LLC
WRANGLER FINANCE CORP.
WRANGLER HOLDCO CORP.
WRANGLER INTERMEDIATE LLC
WRANGLER SUPER HOLDCO CORP.

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

[Signature Page to 2026 Notes Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Corporate Trust Manager, Trust Officer

[Signature Page to 2026 Notes Supplemental Indenture]